                                                                     Exhibit 24

                                POWER OF ATTORNEY

         We, the undersigned directors of Questar Gas Company, hereby severally constitute D. N. Rose and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2001 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Gas Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2001 and any and all amendments to such Report.

         Witness our hands on the respective dates set forth below.

     SIGNATURE                                   TITLE             DATE

 /s/ R. D. Cash                          Chairman of the Board    2-9-02
--------------------------------------
R. D. Cash

 /s/ K. O. Rattie                            Vice Chairman        2-9-02
--------------------------------------
K. O. Rattie

 /s/ D. N. Rose                            President & Chief      2-9-02
--------------------------------           Executive Officer
D. N. Rose                                     Director

 /s/ W. Whitley Hawkins                        Director           2-9-02
---------------------------
W. Whitley Hawkins

 /s/ Robert E. Kadlec                          Director           2-9-02
-------------------------------
Robert E. Kadlec

 /s/ Dixie L. Leavitt                          Director           2-9-02
--------------------------------

Dixie L. Leavitt

 /s/ Gary G. Michael                           Director           2-9-02
----------------------------
Gary G. Michael

 /s/ Harris H. Simmons                         Director           2-9-02
---------------------------
Harris H. Simmons